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                                                                    EXHIBIT 21.1

                          ON SEMICONDUCTOR CORPORATION

                     List of Subsidiaries as of 12/31/02 (1)

SCG (CZECH) HOLDING CORPORATION {DELAWARE}
         Terosil a.s. [JV] {Czech Republic}
         Tesla Sezam a.s. [JV] {Czech Republic}
SCG (CHINA) HOLDING CORPORATION {DELAWARE}
         Leshan-Phoenix Semiconductor Company Limited [JV] {Leshan, China}
SCG (MALAYSIA SMP) HOLDING CORPORATION {DELAWARE}
SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC {DELAWARE}
         Semiconductor Components Industries of Rhode Island, Inc.
         {Rhode Island}
                  Semiconductor Components Industries International of Rhode Island, Inc. {Rhode Island}
         Semiconductor Components Industries Puerto Rico, Inc. {Delaware}
         ON Semiconductor Slovakia a.s. {Slovak Republic}
         SCG International Development, LLC {Delaware}
         SCG Malaysia Holdings Sdn. Bhd. {Malaysia}
                  SCG Industries Malaysia Sdn. Bhd. {Malaysia}
                  ON Semiconductor Technology Malaysia Sdn. Bhd. {Malaysia} Semiconductor Components Industries (Thailand) Limited {Thailand}
         SCG Mexico, S.A. de C.V. {Mexico}
         ON Semiconductor Technology Japan Ltd. {Japan}
         SCG Philippines, Incorporated {Philippines}
         SCG Asia Capital Pte. Ltd. {Malaysia}
         SCG Czech Design Center s.r.o. {Czech Republic}
         ON Semiconductor Hong Kong Design Limited {Hong Kong, China}[also d/b/a
            ON Semiconductor]
         ON Semiconductor Japan Ltd. {Japan}
         ON Semiconductor Design (Shanghai) Limited {China}
         ON Semiconductor Trading Ltd. {Bermuda}
                  ON Semiconductor Denmark ApS {Denmark}
                           ON Semiconductor Hong Kong Logistics Limited {Hong Kong, China}[also d/b/a/ ON Semiconductor]
                           SCG Hong Kong SAR Limited {Hong Kong, China} [also d/b/a ON Semiconductor]
                           Semiconductor Components Industries Singapore Pte Ltd {Singapore}
                           SCG Korea Ltd. {Korea}
                           ON Semiconductor Canada Trading Corporation {Canada} SCG do Brasil Ltda. {Brazil}
                           SCG Holding (Netherlands) B.V. {Netherlands}
                                    ON Semiconductor Germany GmbH {Germany}
                                    SCG France SAS {France}
                                    ON Semiconductor AB {Sweden}[also d/b/a
                                    Semiconductor Components Group Sweden]
                                    ON Semiconductor Mexico Trading S. de R. L.
                                    de C. V. {Mexico}
                                    SCG Italy S.r.l. {Italy}
                                    ON Semiconductor Limited {United Kingdom}
                                            Semiconductor Components Industries
                                            UK Limited {United Kingdom}

"{ }" Denotes jurisdiction

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(1)      Listing includes only doing business names and does not include trade names.